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                                                                   EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-89604) of AutoImmune Inc. or our report dated February 20, 1998 appearing on page F-2 on this Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data." We also hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-69534, 33-93016, 33-82972 and 333-41703) of AutoImmune Inc. of our report dated February 20, 1998 appearing on page F-2 on this Form 10-K.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
March 18, 1998